EXHIBIT 11

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        YEAR ENDED JUNE 30,
                                                                           2002                 2001                 2000
                                                                         --------------------------------------------------
AVERAGE COMMON SHARES OUTSTANDING                                          1,052                1,291                1,520

AVERAGE COMMON AND COMMON EQUIVALENT SHARES                                1,061                1,319                1,548
    OUTSTANDING

NET LOSS FROM CONTINUING OPERATIONS APPLICABLE TO                          $(511)               $(355)               $(473)
    COMMON STOCK

EARNING PER COMMON SHARE FROM CONTINUING
    OPERATIONS:
        Basic                                                             $(0.49)              $(0.27)              $(0.31)
        Diluted (1)                                                       $(0.49)              $(0.27)              $(0.31)

NET EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS                             $16                 $161               $3,183
    APPLICABLE TO COMMON STOCK

EARNING PER COMMON SHARE FROM DISCONTINUED
    OPERATIONS:
        Basic                                                              $0.02                $0.12                $2.09
        Diluted                                                            $0.02                $0.12                $2.06

NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                             $(495)               $(194)              $2,710

TOTAL EARNING PER COMMON SHARE:
        Basic                                                             $(0.47)              $(0.15)               $1.78
        Diluted (1)                                                       $(0.47)              $(0.15)               $1.75

(1)  The effect of potentially  dilutive stock options and warrants has not been
     computed   for  any  period   presented   because   the  effect   would  be
     anti-dilutive.


                                       1